Exhibit 10.34

The CORPORATEplan for RetirementSM

EXECUTIVE PLAN

Adoption Agreement

IMPORTANT NOTE

This document has not been approved by the Department of Labor, the Internal Revenue Service or any other governmental entity. An Employer must determine whether the plan is subject to the Federal securities laws and the securities laws of the various states. An Employer may not rely on this document to ensure any particular tax consequences or to ensure that the Plan is “unfunded and maintained primarily for the purpose of providing deferred compensation to a select group of management or highly compensated employees” under the Employee Retirement Income Security Act with respect to the Employer’s particular situation. Fidelity Management Trust Company, its affiliates and employees cannot and do not provide legal or tax advice or opinions in connection with this document. This document does not constitute legal or tax advice or opinions and is not intended or written to be used, and it cannot be used by any taxpayer, for the purposes of avoiding penalties that may be imposed on the taxpayer. This document must be reviewed by the Employer’s attorney prior to adoption.

Plan Number: 44381		ECM NQ 2007 AA
(07/2007)		11/17/2011
© 2007 Fidelity Management & Research Company

AMENDMENT EXECUTION PAGE

(Fidelity’s Copy)

Plan Name:                                Amphenol Corporation Supplemental Defined Contribution Plan (the “Plan”)

Employer:                                       Amphenol Corporation

(Note: These execution pages are to be completed in the event the Employer modifies any prior election(s) or makes a new election(s) in this Adoption Agreement. Attach the amended page(s) of the Adoption Agreement to these execution pages.)

The following section(s) of the Plan are hereby amended effective as of the date(s) set forth below:

Section Amended	Effective Date
Attachment B	01/01/2012

IN WITNESS WHEREOF, the Employer has caused this Amendment to be executed on the date below.

Employer:

By:

Title:

Date:

AMENDMENT EXECUTION PAGE

(Employer’s Copy)

Plan Name:                                Amphenol Corporation Supplemental Defined Contribution Plan (the “Plan”)

Employer:                                       Amphenol Corporation

(Note: These execution pages are to be completed in the event the Employer modifies any prior election(s) or makes a new election(s) in this Adoption Agreement. Attach the amended page(s) of the Adoption Agreement to these execution pages.)

Section Amended	Effective Date
Attachment B	01/01/2012

IN WITNESS WHEREOF, the Employer has caused this Amendment to be executed on the date below.

Employer:

By:

Title:

Date:

ATTACHMENT B

Re: SUPERSEDING PROVISIONS

for

Plan Name: Amphenol Corporation Supplemental Defined Contribution Plan (the “Plan”)

(a)         Superseding Provision(s) — The following provisions supersede other provisions of this Adoption Agreement and/or the Basic Plan Document as described below:

1.                                      Section 1.05(a)(1) of the Adoption Agreement is hereby amended to read as follows:

The Employer shall make a Deferral Contribution in accordance with, and subject to, Section 4.01 on behalf of each Participant who has an executed salary reduction agreement in effect with the Employer for the calendar year (or portion of the calendar year) in question, not to exceed:

(a)                   for a Participant with estimated compensation for the prior year* of less than the Code Section 401(a)(17) limit for such prior year,

(i)                                     the Code Section 402(g) limit for the Plan Year less

(ii)                                  the product of the:

(A)       Employer’s qualified 401(k) plan-level cap on deferrals by Highly Compensated Employees as in effect as of the commencement of the deferral period, and

(B)       Compensation Factor for each Participant determined in accordance with the following chart.

Estimated Compensation (Prior Year)*	Compensation Factor
Less than $125,000	$100,000
$125,000.01 - $150,000	$125,000
$150,000.01 — $175,000	$150,000
$175,000.01 - $200,000	$175,000
$200,000.01 — $225,000	$200,000
$225,000.01 — $250,000	$225,000
$250,000.01 — $275,000	$250,000
$275,000.01 and over	$275,000

(b)                   for a Participant with estimated compensation for the prior year* in excess of the Code Section 401(a)(17) limit for such prior year, the maximum deferral amount shall be 5% of the Participant’s estimated compensation for the Plan Year in excess of the Code Section 401(a)(17) limit for the Plan Year to a maximum, for Plan Years commencing prior to January 1, 2012, of 6.66 multiplied by such limit. Estimated compensation for the Plan Year shall be determined by Amphenol

Corporation, in its sole discretion, prior to the commencement of each deferral election period.

*                                         As determined by Amphenol Corporation, in its sole discretion, prior to the commencement of each deferral election period. (For new Employees, an estimate of projected current year Compensation shall be substituted.)

2.                                      Section 1.07(a)(2)(B) of the Adoption Agreement is hereby amended by substituting “6” for “3” in the final clause thereof.

3.                                      Section 8.01(d) of the Basic Plan Document is hereby amended to clarify that, in the absence of a date of distribution election by a Participant, contributions to the Plan during the period (and earnings attributable to those contributions) shall be distributed upon Separation from Service.

4.                                      Section 8.03 of the Basic Plan Document is amended to clarify to the extent permitted by applicable law that the deferral election, if any, of a Participant who receives an unforeseeable emergency distribution shall be cancelled pursuant to 26 CFR section 1.409A-3(j)(viii).